Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Reports Second Quarter Results and Reaffirms 2017 Financial Guidance

Key Highlights

•	Launched Transformation Plan targeting cost savings, asset sales and debt reduction

•	Reaffirming 2017 Adjusted EBITDA and Free Cash Flow before Growth (FCFbG) guidance

•
Closed drop down of remaining 25% interest in NRG Wind TE Holdco to NRG Yield; offered 38 MW portfolio of distributed and small utility-scale solar assets to NRG Yield; offered NRG Yield the opportunity to form a new distributed solar partnership

•	Reached agreement with creditors to restructure GenOn Energy, Inc. and its subsidiaries through consensual bankruptcy process

PRINCETON, NJ - August 3, 2017 - NRG Energy, Inc. (NYSE: NRG) today reported second quarter income from continuing operations of $99 million. The loss from continuing operations for the first six months in 2017 of $70 million, or $0.05 per diluted common share, compared to a loss from continuing operations of $220 million, or $0.34 per diluted common share for the first six months in 2016. Adjusted EBITDA for the three and six months ended June 30, 2017, was $685 million and $1,071 million, respectively. Year-to-date cash from continuing operations totaled $112 million.

"NRG delivered another quarter of solid operational and financial performance,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We are fully engaged in implementing the Transformation Plan we announced in July that will enhance our leading integrated platform, provide a low-cost structure, and create a best-in-class balance sheet needed to thrive in all market cycles.”

Consolidated Financial Results
GenOn's results are excluded from the results for three and six months ended June 30, 2017 and for 2016 following the bankruptcy filing of GenOn and certain of its subsidiaries on June 14, 2017. As a result, NRG no longer consolidates GenOn and its subsidiaries for financial reporting purposes.

	Three Months Ended		Six Months Ended
($ in millions)	6/30/17	6/30/16	6/30/17	6/30/16
Income/(Loss) from Continuing Operations	$99	$(163)	$(70)	$(220)
Cash From Continuing Operations	$195	$533	$112	$880
Adjusted EBITDA	$685	$698	$1,071	$1,339
Free Cash Flow Before Growth Investments (FCFbG)	$240	$209	$208	$259

Segment Results
Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/17	6/30/16	6/30/17	6/30/16
Generation	$(90)	$(458)	$(56)	$(433)
Retail	341	657	311	807
Renewables [1]	(47)	(71)	(79)	(111)
NRG Yield [1]	45	64	44	66
Corporate	(150)	(355)	(290)	(549)
Income/(Loss) from Continuing Operations [2]	$99	$(163)	$(70)	$(220)

1.	In accordance with GAAP, 2016 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions which closed on September 1, 2016, and March 27, 2017.

2.	Includes mark-to-market gains and losses of economic hedges.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/17	6/30/16	6/30/17	6/30/16
Generation [1]	$152	$203	$205	$471
Retail	203	216	336	372
Renewables [2]	56	33	82	65
NRG Yield [2]	270	257	454	455
Corporate	4	(11)	(6)	(24)
Adjusted EBITDA [3]	$685	$698	$1,071	$1,339

1.	Generation regional Reg G reconciliations are included in Appendices A-1 through A-4.

2.	In accordance with GAAP, 2016 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions, which closed on September 1, 2016, and March 27, 2017.

3.	See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Generation: Second quarter Adjusted EBITDA was $152 million, $51 million lower than second quarter 2016 primarily driven by:

•
Gulf Coast Region: $70 million decrease due primarily to lower realized energy margins in Texas from lower hedged prices and higher coal transportation costs, which was partially offset by lower operating expenses in South Central

•	East/West[1]: $19 million increase following the distribution from our Doga (Turkey) asset and favorable trading results in BETM

Retail: Second quarter Adjusted EBITDA was $203 million, $13 million lower than second quarter 2016 due primarily to lower margins from mild weather and higher supply costs, which was partially offset by customer growth and reduced operating costs.
Renewables: Second quarter Adjusted EBITDA was $56 million, $23 million higher than second quarter 2016 due to higher solar and wind generation, and insurance recoveries at Ivanpah for property damage incurred during 2016.
NRG Yield: Second quarter Adjusted EBITDA was $270 million, $13 million higher than second quarter 2016 due to the acquisition of the Utah utility-scale solar assets, partially offset by a forced outage at Walnut Creek.
Corporate: Second quarter Adjusted EBITDA was $4 million, $15 million higher than the second quarter 2016 due to the elimination of operating losses at residential solar following its full wind down of operations.

1 Includes International, BETM and generation eliminations.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	6/30/17	12/31/16
Cash at NRG-Level [1]	$514	$570
Revolver Availability	1,497	989
NRG-Level Liquidity	$2,011	$1,559
Restricted Cash	469	446
Cash at Non-Guarantor Subsidiaries	238	368
Total Liquidity	$2,718	$2,373
1 Includes unrestricted cash held at Midwest Generation (a non-guarantor subsidiary), which can be distributed to NRG without limitation.

NRG-Level Cash as of June 30, 2017, was $514 million, a decrease of $56 million from December 31, 2016, and $1.5 billion was available under the Company’s credit facilities at the end of the second quarter 2017. Total liquidity was $2.7 billion, including restricted cash and cash at non-guarantor subsidiaries (primarily NRG Yield).

NRG Strategic Developments
Transformation Plan
On July 12, 2017, NRG announced its Transformation Plan designed to significantly strengthen earnings and cost competitiveness, lower risk and volatility, and create significant shareholder value. The three-part, three-year plan is comprised of the following targets:

Operations and cost excellence — Cost savings and margin enhancement of $1,065 million recurring, which consists of $590 million of annual cost savings, $215 million net margin enhancement program, $50 million annual reduction in maintenance capital expenditures, and $210 million in permanent SG&A reduction associated with asset sales.

Portfolio optimization — Targeting $2.5-$4.0 billion of asset sale net cash proceeds, including divestitures of 6 GWs of conventional generation and businesses (excluding GenOn) and the monetization of 50-100% of its interest in NRG Yield, Inc. and its renewables platform.

Capital structure and allocation — A prioritized capital allocation strategy that targets a reduction in consolidated total (net) debt from $19.5 billion ($18 billion, net) to $6.5 billion ($6 billion, net). Following the completion of the contemplated asset sales, the Company expects $4.8-$6.3 billion in excess cash to be available for allocation through 2020 after achieving its targeted 3.0x net debt / Adjusted EBITDA corporate credit ratio.

The Company expects to fully implement the Transformation Plan by the end of 2020, with significant completion by the end of 2018. The plan also expects to realize (i) $370 million non-recurring working capital improvements through 2020 and (ii) approximately $290 million in one-time costs to achieve.

The full Board of Directors will maintain oversight of the execution of the Transformation Plan with monthly updates provided to the Board’s Finance and Risk Management Committee. A scorecard will be provided to the investment community and will be updated on future quarterly earnings calls.

NRG Yield Drop Downs
On August 1, 2017, the Company closed on the sale of its remaining 25% interest in NRG Wind TE Holdco, a portfolio of 12 wind projects, to NRG Yield for total cash consideration of $41.5 million, excluding working capital adjustments. The transaction also includes potential additional payments to NRG dependent upon actual energy prices for merchant periods beginning in 2027.

The Company offered NRG Yield a 38 MW portfolio of distributed and small utility-scale solar assets, primarily comprised of assets from NRG's Solar Power Partners (SPP) funds, in addition to other projects developed since the acquisition of SPP. NRG’s interest in SPP is not part of the ROFO Agreement.

In addition, NRG offered NRG Yield, Inc. the opportunity to form a new distributed solar partnership enabling up to $50 million in investment by NRG Yield, Inc.

GenOn Energy Chapter 11 Bankruptcy Filing
On June 12, 2017, NRG, GenOn and certain of its subsidiaries, and the ad hoc group of Noteholders entered into a restructuring support agreement (RSA). Pursuant to the RSA, on June 14, 2017, GenOn, GenOn Americas Generation and certain of their directly and indirectly-owned subsidiaries, (collectively the GenOn Entities) filed voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

As a result of the bankruptcy filings and beginning on June 14, 2017, GenOn and its subsidiaries were deconsolidated from NRG’s consolidated financial statements. NRG has determined that this disposal of GenOn and its subsidiaries is a discontinued operation; and, accordingly, the financial information for all historical periods have been recast to reflect GenOn as a discontinued operation. In connection with the disposal, NRG has recorded a loss on disposal of $208 million during the three months ended June 30, 2017.

2017 Guidance

After adjusting for the deconsolidation of GenOn and the impact of the Transformation Plan on 2017 as announced on July 12, 2017, NRG is reaffirming its guidance range for fiscal year 2017 with respect to both Adjusted EBITDA and FCFbG.

Table 4: 2017 Adjusted EBITDA and FCF before Growth Investments Guidance

2017
($ in millions)	Guidance Range
Adjusted EBITDA[1]	$2,565 - $2,765
Cash From Operations	$1,760 - $1,960
Free Cash Flow Before Growth Investments (FCFbG)	$1,290 - $1,490

1.
Non-GAAP financial measure; see Appendix Tables A-1 through A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
On July 20, 2017, NRG declared a quarterly dividend on the company's common stock of $0.03 per share, payable August 15, 2017, to stockholders of record as of August 1, 2017, representing $0.12 on an annualized basis.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On August 3, 2017, NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG
NRG is the leading integrated power company in the U.S., built on the strength of our diverse competitive electric generation portfolio and leading retail electricity platform. A Fortune 500 company, NRG creates value through best in class operations, reliable and efficient electric generation, and a retail platform serving residential and commercial businesses. Working with electricity customers, large and small, we implement sustainable solutions for producing and managing energy, developing smarter energy choices and delivering exceptional service as our retail electricity providers serve almost three million residential and commercial customers throughout the country. More information is available at www.nrg.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings, margin enhancement, asset sale, and net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, risks related to project siting, financing, construction, permitting, government approvals and the negotiation of project development agreements, our ability to progress development pipeline projects, the timing or completion of the GenOn restructuring, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, our ability to close the Drop Down transactions with NRG Yield, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of August 3, 2017. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

 Contacts:

Media:	Investors:

Sheri Woodruff	Kevin L. Cole, CFA
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2017	2016	2017	2016
Operating Revenues
Total operating revenues	$2,701	$2,248	$5,083	$4,907
Operating Costs and Expenses
Cost of operations	1,837	1,443	3,696	3,271
Depreciation and amortization	260	262	517	528
Impairment losses	63	56	63	56
Selling, general and administrative	223	266	482	520
Acquisition-related transaction and integration costs	1	5	2	6
Development activity expenses	18	18	35	44
Total operating costs and expenses	2,402	2,050	4,795	4,425
Other income - affiliate	42	48	90	96
Gain/(loss) on sale of assets	2	(83)	4	(83)
Operating Income	343	163	382	495
Other Income/(Expense)
Equity in (losses)/earnings of unconsolidated affiliates	(3)	4	2	(3)
Gain/(impairment loss) on investment	—	7	—	(139)
Other income, net	10	5	18	22
Loss on debt extinguishment, net	—	(80)	(2)	(69)
Interest expense	(247)	(237)	(471)	(479)
Total other expense	(240)	(301)	(453)	(668)
Income/(Loss) from Continuing Operations Before Income Taxes	103	(138)	(71)	(173)
Income tax expense/(benefit)	4	25	(1)	47
Income/(Loss) from Continuing Operations	99	(163)	(70)	(220)
Loss from discontinued operations, net of income tax	(741)	(113)	(775)	(9)
Net Loss	(642)	(276)	(845)	(229)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(16)	(5)	(55)	(40)
Net Loss Attributable to NRG Energy, Inc.	(626)	(271)	(790)	(189)
Dividends for preferred shares	—	—	—	5
Gain on redemption of preferred shares	—	(78)	—	(78)
Loss Available for Common Stockholders	$(626)	$(193)	$(790)	$(116)
Loss per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic and diluted	316	315	316	315
Income/(loss) from continuing operations per weighted average common share — basic and diluted	$0.36	$(0.25)	$(0.05)	$(0.34)
Loss from discontinued operations per weighted average common share — basic and diluted	$(2.34)	$(0.36)	$(2.45)	$(0.03)
Loss per Weighted Average Common Share — Basic and Diluted	$(1.98)	$(0.61)	$(2.50)	$(0.37)
Dividends Per Common Share	$0.03	$0.03	$0.06	$0.18

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2017	2016
	(In millions)
Net loss	$(642)	$(276)	$(845)	$(229)
Other comprehensive income/(loss), net of tax
Unrealized loss on derivatives, net of income tax expense of $0, $1, $1, and $2	(5)	(3)	(1)	(35)
Foreign currency translation adjustments, net of income tax expense of $0, $0, $0, and $0	1	(3)	8	3
Available-for-sale securities, net of income tax expense of $0, $0, $0, and $0	1	(2)	1	1
Defined benefit plans, net of income tax expense of $0, $0, $0, and $0	27	—	27	1
Other comprehensive income/(loss)	24	(8)	35	(30)
Comprehensive loss	(618)	(284)	(810)	(259)
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(17)	(16)	(56)	(68)
Comprehensive loss attributable to NRG Energy, Inc.	(601)	(268)	(754)	(191)
Dividends for preferred shares	—	—	—	5
Gain on redemption of preferred shares	—	(78)	—	(78)
Comprehensive loss available for common stockholders	$(601)	$(190)	$(754)	$(118)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
(In millions, except shares)	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$752	$938
Funds deposited by counterparties	19	2
Restricted cash	469	446
Accounts receivable, net	1,162	1,058
Inventory	713	721
Derivative instruments	644	1,067
Cash collateral paid in support of energy risk management activities	277	150
Current assets - held for sale	33	9
Prepayments and other current assets	400	404
Current assets - discontinued operations	—	1,919
Total current assets	4,469	6,714
Property, plant and equipment, net	15,302	15,369
Other Assets
Equity investments in affiliates	1,127	1,120
Notes receivable, less current portion	9	16
Goodwill	662	662
Intangible assets, net	1,893	1,973
Nuclear decommissioning trust fund	637	610
Derivative instruments	226	181
Deferred income taxes	211	225
Non-current assets held-for-sale	10	10
Other non-current assets	659	841
Non-current assets - discontinued operations	—	2,961
Total other assets	5,434	8,599
Total Assets	$25,205	$30,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$1,042	$516
Accounts payable	757	782
Accounts payable - affiliate	17	31
Derivative instruments	711	1,092
Cash collateral received in support of energy risk management activities	19	81
Accrued expenses and other current liabilities	810	990
Accrued expenses and other current liabilities - affiliate	164	—
Current liabilities - discontinued operations	—	1,210
Total current liabilities	3,520	4,702
Other Liabilities
Long-term debt and capital leases	15,842	15,957
Nuclear decommissioning reserve	262	287
Nuclear decommissioning trust liability	367	339
Deferred income taxes	20	20
Derivative instruments	293	284
Out-of-market contracts, net	219	230
Non-current liabilities held-for-sale	13	11
Other non-current liabilities	1,135	1,151
Non-current liabilities - discontinued operations	—	3,209
Total non-current liabilities	18,151	21,488
Total Liabilities	21,671	26,190
Redeemable noncontrolling interest in subsidiaries	51	46
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,383	8,358
Retained deficit	(4,874)	(3,787)
Less treasury stock, at cost — 101,858,284 and 102,140,814 shares, respectively	(2,392)	(2,399)
Accumulated other comprehensive loss	(100)	(135)
Noncontrolling interest	2,462	2,405
Total Stockholders’ Equity	3,483	4,446
Total Liabilities and Stockholders’ Equity	$25,205	$30,682

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2017	2016
	(In millions)
Cash Flows from Operating Activities
Net loss	(845)	(229)
Loss from discontinued operations, net of income tax	(775)	(9)
Loss from continuing operations	$(70)	$(220)
Adjustments to reconcile net loss to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	26	32
Depreciation and amortization	517	528
Provision for bad debts	18	20
Amortization of nuclear fuel	24	26
Amortization of financing costs and debt discount/premiums	29	29
Adjustment for debt extinguishment	—	14
Amortization of intangibles and out-of-market contracts	51	82
Amortization of unearned equity compensation	16	16
Impairment losses	63	195
Changes in deferred income taxes and liability for uncertain tax benefits	8	1
Changes in nuclear decommissioning trust liability	2	13
Changes in derivative instruments	7	(7)
Changes in collateral posted in support of risk management activities	(189)	323
Proceeds from sale of emission allowances	11	17
Loss on sale of assets	(22)	83
Changes in other working capital	(379)	(272)
Cash provided by continuing operations	112	880
Cash (used) by discontinued operations	(38)	(69)
Net Cash Provided by Operating Activities	74	811
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(16)	(17)
Capital expenditures	(542)	(442)
Increase in notes receivable	8	(3)
Purchases of emission allowances	(30)	(27)
Proceeds from sale of emission allowances	59	25
Investments in nuclear decommissioning trust fund securities	(279)	(280)
Proceeds from the sale of nuclear decommissioning trust fund securities	277	267
Proceeds from renewable energy grants and state rebates	8	10
Proceeds from sale of assets, net of cash disposed of	35	25
Investments in unconsolidated affiliates	(30)	1
Other	18	31
Cash used by continuing operations	(492)	(410)
Cash used by discontinued operations	(53)	(60)
Net Cash Used by Investing Activities	(545)	(470)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(19)	(57)
Payment for preferred shares	—	(226)
Net receipts from settlement of acquired derivatives that include financing elements	2	4
Proceeds from issuance of long-term debt	946	3,223
Payments for short and long-term debt	(530)	(3,505)
Receivable from affiliate	(125)	—
Distributions to, net of contributions from, noncontrolling interest in subsidiaries	14	(21)
Payment of debt issuance costs	(36)	(35)
Other - contingent consideration	(10)	(10)
Cash provided/(used) by continuing operations	242	(627)
Cash used by discontinued operations	(224)	97
Net Cash provided/(used) by Financing Activities	18	(530)
Effect of exchange rate changes on cash and cash equivalents	(8)	(3)
Change in Cash from discontinued operations	(315)	(32)
Net Decrease in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(146)	(160)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	1,386	1,322
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,240	$1,162

Appendix Table A-1: Second Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
(Loss)/Income from Continuing Operations	(148)	58	(90)	341	(47)	45	(150)	99
Plus:		—
Interest expense, net	0	8	8	1	29	84	122	244
Income tax	(2)	3	1	(11)	(5)	8	11	4
Depreciation and amortization	69	26	95	29	50	78	8	260
ARO Expense	4	2	6	—	1	1	(1)	7
Contract amortization	4	1	5	—	—	17	—	22
Lease amortization	0	(2)	(2)	—	—	—	—	(2)
EBITDA	(73)	96	23	360	28	233	(10)	634
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	15	5	20	(3)	(5)	34	1	47
Acquisition-related transaction & integration costs	(10)	—	(10)	—	—	1	—	(9)
Reorganization costs	—	—	—	—	—	—	9	9
Deactivation costs	—	(1)	(1)	—	—	—	5	4
Other non recurring charges	(13)	(3)	(16)	2	8	2		(4)
Impairments	41	—	41	—	22	—	—	63
Mark to market (MtM) (gains)/losses on economic hedges	105	(11)	94	(156)	3	—	—	(59)
Adjusted EBITDA	65	87	152	203	56	270	4	685
(a) Includes International, BETM and generation eliminations.
Second Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	607	349	956	1,605	126	301	(314)	2,674
Cost of sales	363	134	497	1,213	3	14	(305)	1,422
Economic gross margin	244	215	459	392	123	287	(9)	1,252
Operations & maintenance and other cost of operations (b)	130	124	254	80	39	63	(15)	421
Selling, marketing, general and administrative(c)	29	19	48	106	14	6	40	214
Other expense/(income)	20	(15)	5	3	14	(52)	(38)	(68)
Adjusted EBITDA	65	87	152	203	56	270	4	685
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $4 million.
(c) Excludes reorganization costs of $9 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,701	14	(41)	—	—	2,674
Cost of operations	1,412	(8)	18	—	—	1,422
Gross margin	1,289	22	(59)	—	—	1,252
Operations & maintenance and other cost of operations	425		—	(4)	—	421
Selling, marketing, general & administrative (a)	223	—	—	—	(9)	214
Other expense/(income)	542	(260)	—	—	(348)	(66)
Income/(Loss) from Continuing Operations	99	282	(59)	4	357	685
(a) Other adj. includes reorganization costs of $9 million.

Appendix Table A-2: Second Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
(Loss)/Income from Continuing Operations	(341)	(117)	(458)	657	(71)	64	(355)	(163)
Plus:
Interest expense, net	—	11	11	—	24	68	133	236
Income tax	—	—	—	—	(4)	12	17	25
Loss on debt extinguishment	—	—	—	—	—	—	80	80
Depreciation and amortization	70	27	97	29	47	75	14	262
ARO Expense	3	4	7	—	—	—	—	7
Contract amortization	3	1	4	2	—	17	—	23
Lease amortization	—	(2)	(2)	—	—	—	—	(2)
EBITDA	(265)	(76)	(341)	688	(4)	236	(111)	468
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	6	8	—	2	18	4	32
Acquisition-related transaction & integration costs	—	1	1	—	—	—	4	5
Reorganization costs	—	—	—	—	1	—	8	9
Deactivation costs	—	5	5	—	—	—	—	5
Loss on sale of business	—	—	—	—	—	—	83	83
Other non recurring charges	9	(1)	8	2	5	3	(11)	7
Impairments	—	17	17	—	27	—	12	56
Mark to market (MtM) (gains)/losses on economic hedges	389	116	505	(474)	2	—	—	33
Adjusted EBITDA	135	68	203	216	33	257	(11)	698
(a) Includes International, BETM and generation eliminations.
Second Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	655	389	1,044	1,539	103	300	(251)	2,735
Cost of sales	334	138	472	1,123	4	14	(250)	1,363
Economic gross margin	321	251	572	416	99	286	(1)	1,372
Operations & maintenance and other cost of operations (b)	164	155	319	84	48	63	(8)	506
Selling, marketing, general & administrative (c)	35	39	74	112	14	3	54	257
Other expense/(income) (d)	(13)	(11)	(24)	4	4	(37)	(36)	(89)
Adjusted EBITDA	135	68	203	216	33	257	(11)	698
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $5 million.
(c) Excludes reorganization costs of $9 million.
(d) Excludes loss on sale of business of $83 million, loss on debt extinguishment of $80 million, and impairments of $56 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,248	14	473	—	—	2,735
Cost of operations	932	(9)	440	—	—	1,363
Gross margin	1,316	23	33	—	—	1,372
Operations & maintenance and other cost of operations	511		—	(5)	—	506
Selling, marketing, general & administrative (a)	266	—	—	—	(9)	257
Other expense/(income) (b)	702	(555)	—	—	(226)	(89)
(Loss)/Income from Continuing Operations	(163)	578	33	5	235	698
(a) Other adj. includes reorganization costs of $9 million.
(b) Other adj. includes loss on sale of business of $83 million, loss on debt extinguishment of $80 million, and impairments of $56 million.

Appendix Table A-3: YTD Second Quarter 2017 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
(Loss)/Income from Continuing Operations	(105)	49	(56)	311	(79)	44	(290)	(70)
Plus:
Interest expense, net	—	17	17	3	50	160	236	466
Income tax	—	2	2	(8)	(10)	7	8	(1)
Loss on debt extinguishment	—	—	—	—	2	—	—	2
Depreciation and amortization	138	54	192	57	99	153	16	517
ARO Expense	7	6	13	—	1	2	—	16
Contract Amortization	8	2	10	1	—	34	—	45
Lease amortization	—	(4)	(4)	—	—	—	—	(4)
EBITDA	48	126	174	364	63	400	(30)	971
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	21	12	33	(6)	(10)	47	1	65
Acquisition-related transaction & integration costs	(10)	—	(10)	—	—	2	—	(8)
Reorganization costs	—	—	—	—	—	—	16	16
Deactivation costs	—	1	1	—	—	—	4	5
Other non recurring charges	(13)	(3)	(16)	(2)	10	5	3	—
Impairments	41	—	41	—	22	—	—	63
Market to market (MtM) (gains)/losses on economic hedges	(17)	(1)	(18)	(20)	(3)	—	—	(41)
Adjusted EBITDA	70	135	205	336	82	454	(6)	1,071
(a) Includes International, BETM and generation eliminations.

YTD Second Quarter 2017 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	1,103	694	1,797	2,939	217	536	(536)	4,953
Cost of sales	655	294	949	2,211	7	30	(514)	2,683
Economic gross margin	448	400	848	728	210	506	(22)	2,270
Operations & maintenance and other cost of operations (b)	298	236	534	159	73	131	(23)	874
Selling, marketing, general & administrative (c)	35	69	104	226	28	10	98	466
Other expense/(income) (d)	45	(40)	5	7	27	(89)	(91)	(141)
Adjusted EBITDA	70	135	205	336	82	454	(6)	1,071
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $5 million.
(c) Excludes reorganization costs of $16 million.
(d) Excludes impairments of $63 million, acquisition-related transaction & integration costs of $8 million, and loss on debt extinguishment of $2 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	5,083	29	(159)	—	—	4,953
Cost of operations	2,817	(16)	(118)	—	—	2,683
Gross margin	2,266	45	(41)	—	—	2,270
Operations & maintenance and other cost of operations	879		—	(5)	—	874
Selling, marketing, general & administrative(a)	482				(16)	466
Other expense/(income) (b)	975	(1,039)	—	—	(136)	(141)
(Loss)/Income from Continuing Operations	(70)	1,084	(41)	5	152	1,071
(a) Other adj. includes reorganization costs of $16 million.
(b) Other adj. includes impairments of $63 million, acquisition-related transaction & integration costs of $8 million, and loss on debt extinguishment of $2 million.

Appendix Table A-4: YTD Second Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
(Loss)/Income from Continuing Operations	(471)	38	(433)	807	(111)	66	(549)	(220)
Plus:
Interest expense, net	—	17	17	—	51	142	266	476
Income tax	—	—	—	1	(11)	12	45	47
Loss on debt extinguishment	—	—	—	—	—	—	69	69
Depreciation and amortization	143	54	197	57	95	149	30	528
ARO Expense	5	8	13	—	1	1	(1)	14
Contract Amortization	6	4	10	4	—	40	(2)	52
Lease amortization	—	(4)	(4)	—	—	—	—	(4)
EBITDA	(317)	117	(200)	869	25	410	(142)	962
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	5	12	17	—	2	42	5	66
Acquisition-related transaction & integration costs	—	1	1	—	—	—	6	7
Reorganization costs	1	—	1	5	3	—	10	19
Deactivation costs	—	13	13	—	—	—	—	13
Loss on sale of business	—	—	—	—	—	—	83	83
Other non recurring charges	10	(4)	6	6	7	3	—	22
Impairments	—	17	17	—	27	—	12	56
Impairment loss on investment	137	—	137	—	—	—	2	139
MtM (gains)/losses on economic hedges	414	65	479	(508)	1	—	—	(28)
Adjusted EBITDA	250	221	471	372	65	455	(24)	1,339
(a) Includes International, BETM and generation eliminations.

YTD Second Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Gulf Coast	East/West(a)	Generation	Retail	Renewables	NRG Yield	Corp/Elim	Total
Operating revenues	1,229	916	2,145	2,909	198	551	(445)	5,358
Cost of sales	596	343	939	2,148	9	30	(447)	2,679
Economic gross margin	633	573	1,206	761	189	521	2	2,679
Operations & maintenance and other cost of operations (b)	329	305	634	168	82	126	(4)	1,006
Selling, marketing, general & administrative (c)	35	100	135	221	28	6	111	501
Other expense/(income) (d)	19	(53)	(34)	0	14	(66)	(81)	(167)
Adjusted EBITDA	250	221	471	372	65	455	(24)	1,339
(a) Includes International, BETM and generation eliminations.
(b) Excludes deactivation costs of $13 million.
(c) Excludes reorganization costs of $19 million.
(d) Excludes loss on sale of business of $83 million, loss on debt extinguishment of $69 million, impairments of $56 million, and acquisition-related transaction & integration costs of $7 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	4,907	29	422	—	—	5,358
Cost of operations	2,252	(23)	450	—	—	2,679
Gross margin	2,655	52	(28)	—	—	2,679
Operations & maintenance and other cost of operations	1,019	—	—	(13)	—	1,006
Selling, marketing, general & administrative (a)	520				(19)	501
Other expense/(income) (b)	1,336	(1,961)	—	—	458	(167)
(Loss)/Income from Continuing Operations	(220)	2,013	(28)	13	(439)	1,339
(a) Other adj. includes reorganization costs of $19 million.
(a) Other adj. includes loss on sale of business of $83 million, loss on debt extinguishment of $69 million, impairments of $56 million, and acquisition-related transaction & integration costs of $7 million.

Appendix Table A-5: 2017 and 2016 QTD and YTD Second Quarter Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	June 30, 2017	June 30, 2016
Net Cash Provided by Operating Activities	195	533
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	1	(35)
Sale of Land	—	—
Merger, integration and cost-to-achieve expenses (1)	—	6
Return of capital from equity investments	5	6
Adjustment for change in collateral	140	(140)
Adjusted Cash Flow from Operating Activities	341	370
Maintenance CapEx, net (2)	(49)	(26)
Environmental CapEx, net	(7)	(95)
Preferred dividends	—	—
Distributions to non-controlling interests	(45)	(40)
Free Cash Flow Before Growth Investments (FCFbG)	240	209
(1) 2016 includes cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Includes insurance proceeds of $27 million in 2016

	Six Months Ended
($ in millions)	June 30, 2017	June 30, 2016
Net Cash Provided by Operating Activities	112	880
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	2	4
Sale of Land	8	—
Merger, integration and cost-to-achieve expenses (1)	—	25
Return of capital from equity investments	18	11
Adjustment for change in collateral (2)	268	(323)
Adjusted Cash Flow from Operating Activities	408	597
Maintenance CapEx, net (3)	(84)	(92)
Environmental CapEx, net	(25)	(162)
Preferred dividends	—	(2)
Distributions to non-controlling interests	(91)	(82)
Free Cash Flow Before Growth Investments (FCFbG)	208	259
(1) 2016 includes cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Reflects change in NRG’s cash collateral balance as of 2Q2017 including $79MM of collateral postings from our deconsolidated affiliate (GenOn)
(3) Includes insurance proceeds of $18 million and $30 million in 2017 and 2016, respectively

Appendix Table A-6: Second Quarter YTD 2017 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through second quarter of 2017:

($ in millions)	Six Months Ended June 30, 2017
Sources:
Adjusted cash flow from operations	408
Increase in credit facility	508
Issuance of Agua Caliente HoldCo debt	130
Growth investments and acquisitions, net	112
Asset sales	27
NYLD Equity Issuance	16
Tax Equity Proceeds	16
Uses:
Debt Repayments, net of proceeds	(381)
Collateral (1)	(268)
Maintenance and environmental capex, net (2)	(109)
Distributions to non-controlling interests	(91)
Common Stock Dividends	(19)
Other Investing and Financing	(4)
Change in Total Liquidity	345
(1) Reflects change in NRG’s cash collateral balance as of 2Q2017 including $79MM of collateral postings from our deconsolidated affiliate (GenOn)
(2) Includes insurance proceeds of $18 million.

Appendix Table A-7: 2017 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2017 Adjusted EBITDA
	Prior Guidance
($ in millions)	Low	High
GAAP Net Income [1]	150	350
Income Tax	80	80
Interest Expense & Debt Extinguishment Costs	1,065	1,065
Depreciation, Amortization, Contract Amortization and ARO Expense	1,235	1,235
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	110	110
Other Costs [2]	60	60
Adjusted EBITDA	2,700	2,900

	2017 Adjusted EBITDA
	Revised Guidance
($ in millions)	Low	High
GAAP Net Income [1]	360	560
Income Tax	80	80
Interest Expense & Debt Extinguishment Costs	825	825
Depreciation, Amortization, Contract Amortization and ARO Expense	1,150	1,150
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	110	110
Other Costs [2]	40	40
Adjusted EBITDA	2,565	2,765

(1) For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero.
(2) Includes deactivation costs, gain on sale of businesses, asset write-offs, impairments and other non-recurring charges.

Appendix Table A-8: 2017 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2017	2017
($ in millions)	Prior Guidance	Revised Guidance
Adjusted EBITDA	$2,700 - $2,900	$2,565 - $2,765
Cash Interest payments	(1,065)	(825)
Cash Income tax	(40)	(40)
Collateral / working capital / other	(240)	60
Cash From Operations	$1,355 - $1,555	$1,760 - $1,960
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	—	—
Adjusted Cash flow from operations	$1,355 - $1,555	$1,760 - $1,960
Maintenance capital expenditures, net	(280) - (310)	(210) - (240)
Environmental capital expenditures, net	(40) - (60)	(25) - (45)
Distributions to non-controlling interests	(185) - (205)	(185) - (205)
Free Cash Flow - before Growth Investments	$800 - $1,000	$1,290 - $1,490

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth Investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth Investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investments is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.